Exhibit 99.1

Co-Diagnostics Reports Full Year 2025 Financial Results

Advancing Global Commercialization Strategy Through CoSara and CoMira Joint Ventures

Progressing Clinical Pipeline and Regulatory Pathways for PCR Platform

Strengthening Technology Leadership with AI Integration and Expanding IP Portfolio

Salt Lake City, UT – March 31, 2026 – Co-Diagnostics, Inc. (NASDAQ: CODX) (“Co-Diagnostics,” “Co-Dx,” or “the Company”), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced its financial results for the full year ended December 31, 2025.

Full Year 2025 Financial Results:

●	Revenue of $0.6 million, compared to $3.9 million in 2024, primarily due to lower grant revenue
●	Operating expenses of $50.6 million, compared to $43.0 million in 2024, driven by a non-cash impairment charge of $18.9 million from revaluation of intangible assets
●	Operating loss of $50.2 million, compared to $40.1 million in 2024
●	Net loss of $46.9 million, or $35.25 per share, compared to net loss of $37.6 million, or $37.22 per share in 2024, primarily due to intangible asset impairment charges and lower grant revenue, partially offset by decreases in operating expenses and a benefit from income taxes
●	Adjusted EBITDA loss of $28.0 million, compared to a loss of $33.5 million in 2024
●	Cash, cash equivalents, and marketable investment securities totaled $11.9 million as of December 31, 2025, compared to $29.7 million as of December 31, 2024

Full Year 2025 Business Highlights:

●	Closed $3.8 million offering of 9.62 million shares of common stock at an offering price of $0.40 per share on a pre-reverse split basis
●	Closed $7.0 million offering of 12.7 million shares of common stock at an offering price of $0.55 per share on a pre-reverse split basis
●	Continued advancement of CoSara Diagnostics joint venture in India, including regulatory progress and manufacturing readiness for PCR Pro® instrument*
●	Signed definitive agreement with Arabian Eagle to establish CoMira Diagnostics joint venture in Saudi Arabia; currently progressing on execution and finalizing lease for manufacturing facility
●	Initiated and advanced clinical evaluations of upper respiratory multiplex test
●	Further progressed development across pipeline programs, including tuberculosis (TB) and HPV tests
●	Expanded the AI business unit, integrating machine learning capabilities into the Co-Dx™ Primer Ai™ platform
●	Strengthened the intellectual property portfolio with a new international patent granted in Australia
●	Engaged Maxim Group to pursue SPAC transaction for CoSara Diagnostics
●	Received recognition from Utah Governor’s Office and BioUtah for the formation of CoMira Diagnostics

Recent Developments:

●	Received CDSCO license to manufacture and sell the CoSara PCR Pro® instrument in India, representing a key regulatory milestone and enabling commercialization readiness
●	Signed an agreement to expand CoSara Diagnostics’ commercial and distribution territory across South Asia to include Bangladesh, Pakistan, Nepal, and Sri Lanka, increasing the regional addressable market to approximately $13 billion
●	Initiated shipments of PCR Pro® instruments and tuberculosis (TB) test* materials to India to support upcoming clinical performance studies, with the instrument and test kits being aligned with new WHO guidance on TB testing
●	Strengthened the intellectual property portfolio with a new international patent granted in Japan

“Over the past year, we made meaningful progress across multiple initiatives that have positioned the Company for its next phase of growth, including advancing our clinical pipeline, expanding our global footprint, and preparing for commercialization of the platform in 2026,” said Dwight Egan, Chief Executive Officer of Co-Diagnostics. “Importantly, we have remained focused on execution and continued to build momentum across the business. Our strategy is centered on four key pillars: advancing CoSara and our broader opportunity in India, executing on our CoMira joint venture in the Middle East and Northern Africa, progressing our clinical programs toward key regulatory milestones, and expanding our AI-driven capabilities. Together, these initiatives support our scalable, globally deployable diagnostics platform and reinforce our focus on long-term value creation.”

Mr. Egan continued, “Based on dramatically reduced rates of COVID prevalence in our clinical study locations, we are currently planning on an initial FDA 510(k) submission for our upper respiratory test focused on flu A, flu B, and RSV. As we move forward, we remain committed to disciplined performance as we advance toward commercialization, and we anticipate that this modified approach will allow us to accelerate regulatory and commercialization timelines while retaining the flexibility to incorporate COVID into the test at a later stage if conditions change.

“We believe the progress we’ve made in our clinical studies and on all other initiatives are creating a clear path to unlock the full potential of our platform as we enter the next phase of execution in 2026.”

Conference Call and Webcast:

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.co-dx.com on the Events & Webcasts page, or accessible directly here

Conference Call: 1-888-880-3330 (Toll Free) or 1-646-357-8766 (Toll)

The call will be recorded and later made available on the Company’s website.

*The Co-Dx PCR platform (including the PCR Home®, PCR Pro®, mobile app, and all associated tests) is subject to review by the FDA and/or other regulatory bodies and is not yet available for sale.

About Co-Diagnostics, Inc.

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets state-of-the-art diagnostics technologies. The Company’s technologies are utilized for tests that are designed to detect and/or analyze nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests for its Co-Dx PCR at-home and point-of-care platform (subject to regulatory review and not currently for sale) and to identify genetic markers for use in applications other than infectious disease.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net loss excluding depreciation, amortization, (gain) loss on disposition of assets, income tax (benefit) expense, net interest (income) expense, stock-based compensation, change in fair value of contingent consideration, impairment charges and realized gain (loss) on investments. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) advancement into clinical evaluations and continued development and regulatory submissions for the Co-Dx PCR platform and (ii) our belief that the platform will play a key role in transforming the global accessibility of diagnostic testing solutions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 31, 2026, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:

Andrew Benson

Head of Investor Relations

+1 801-438-1036

investors@codiagnostics.com

Investor Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

+1 212.896.1254

CODX@KCSA.com

Media Contact:

Jennifer Webb

ColtrinMethod PR

jcoltrin@coltrinmethodpr.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$11,884,607	$2,936,544
Marketable investment securities	-	26,811,098
Accounts receivable, net	190,375	132,570
Inventory, net	992,397	1,072,724
Income taxes receivable	44,559	-
Prepaid expenses and other current assets	581,527	1,338,762
Total current assets	13,693,465	32,291,698
Property and equipment, net	2,272,098	2,761,280
Operating lease right-of-use asset	1,207,453	2,114,876
Intangible assets, net	7,219,000	26,101,000
Investment in joint ventures	350,569	294,304
Total assets	$24,742,585	$63,563,158
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,878,225	$3,294,254
Accrued expenses	865,301	2,562,169
Operating lease liability, current	662,258	915,619
Contingent consideration liabilities, current	119,036	502,819
Deferred revenue	14,800	40,857
Total current liabilities	3,539,620	7,315,718
Long-term liabilities
Income taxes payable	-	713,643
Operating lease liability	574,301	1,236,560
Contingent consideration liabilities	-	422,080
Total long-term liabilities	574,301	2,372,283
Total liabilities	4,113,921	9,688,001
Commitments and contingencies (Note 13)
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 2,256,654 shares issued and 2,095,031 shares outstanding as of December 31, 2025 and 1,263,408 shares issued and 1,101,785 shares outstanding as of December 31, 2024	67,700	37,902
Treasury stock, at cost; 161,623 shares held as of December 31, 2025 and December 31, 2024, respectively	(15,575,795)	(15,575,795)
Additional paid-in capital	116,510,298	102,472,210
Accumulated other comprehensive income	-	418,443
Accumulated deficit	(80,373,539)	(33,477,603)
Total stockholders’ equity	20,628,664	53,875,157
Total liabilities and stockholders’ equity	$24,742,585	$63,563,158

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2025	2024
Product revenue	$418,205	$770,048
Grant revenue	204,284	3,145,112
Total revenue	622,489	3,915,160
Cost of revenue	222,377	999,124
Gross profit	400,112	2,916,036
Operating expenses
Sales and marketing	2,381,131	4,483,339
General and administrative	9,058,283	16,157,152
Research and development	19,137,242	20,979,589
Depreciation and amortization	1,106,808	1,377,266
Impairment charges	18,882,000	-
Total operating expenses	50,565,464	42,997,346
Loss from operations	(50,165,352)	(40,081,310)
Other income, net
Interest income, net	292,932	1,091,825
Realized gain on investments	683,365	870,745
Gain (loss) on disposition of assets	(82,421)	8,291
Gain on remeasurement of acquisition contingencies	805,863	714,876
Loss on equity method investment in joint ventures	(46,301)	(186,067)
Total other income, net	1,653,438	2,499,670
Loss before income taxes	(48,511,914)	(37,581,640)
Income tax provision (benefit)	(1,615,978)	57,368
Net loss	$(46,895,936)	$(37,639,008)
Other comprehensive income (loss)
Change in net unrealized gains (losses) on marketable securities, net of tax	(418,443)	271,743
Total other comprehensive income (loss)	$(418,443)	$271,743
Comprehensive loss	$(47,314,379)	$(37,367,265)

Loss per common share:
Basic and Diluted	$(35.25)	$(37.22)
Weighted average shares outstanding:
Basic and Diluted	1,330,200	1,011,179

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

Reconciliation of net loss to adjusted EBITDA:

	Years Ended December 31,
	2025	2024
Net loss	$(46,895,936)	$(37,639,008)
Interest income, net	(292,932)	(1,091,825)
Realized gain on investments	(683,365)	(870,745)
Depreciation and amortization	1,106,808	1,377,266
(Gain) loss on disposition of assets	82,421	(8,291)
Change in fair value of contingent consideration	(805,863)	(714,876)
Stock-based compensation expense	2,248,053	5,434,904
Income tax provision	(1,615,978)	57,368
Impairment charges	18,882,000	-
Adjusted EBITDA	$(27,974,792)	$(33,455,207)

Reconciliation of net loss to adjusted net loss:
Net loss	$(46,895,936)	$(37,639,008)
Impairment charges	18,882,000	-
Adjusted net loss	$(28,013,936)	$(37,639,008)